UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2023

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Agreements with the President and Chief Executive Officer
On December 18, 2023, Eagle Bancorp, Inc. (the "Company") and EagleBank (the "Bank"), the wholly owned subsidiary of the Company, entered into an amended and restated employment agreement (the "Amended Employment Agreement") and amended and restated non-compete agreement (the "Amended Non-Compete") with Susan G. Riel, which superseded and replaced her prior agreements.
The Amended Employment Agreement has an initial term through December 31, 2026. Commencing on January 1, 2024, and on each January 1 thereafter (each, a "renewal date"), the term of the agreement automatically extends for an additional year so that the term will be three years from the immediately preceding renewal date, unless the Bank or Ms. Riel gives written notice of non-renewal at least 30 days prior to the renewal date. Under the Amended Employment Agreement, Ms. Riel is entitled to an annual base salary of $907,360, which can be increased but not decreased, other than a decrease that is applicable to all senior management. In addition, Ms. Riel is eligible to participate in health, welfare, benefit, stock, option and bonus plans generally available to all officers and employees of the Bank or the Company. The Amended Employment Agreement also includes a car allowance of $1,500 per month and a life insurance benefit of $750,000.
The Amended Employment Agreement eliminates the guaranteed retirement benefit included in Ms. Riel's prior employment agreement, and instead includes that in the event that Ms. Riel's employment is terminated by the Bank without cause (as defined in the agreement) or Ms. Riel resigns for good reason (as defined in the agreement), Ms. Riel would be entitled to a cash severance payment under the Amended Non-Compete (described below). In addition, under the Amended Employment Agreement, Ms. Riel would be entitled to a cash lump sum payment equal to the health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 for 12 months, payable within 60 days following her termination of employment.
In the event that Ms. Riel's employment is terminated by the Bank without cause within 120 days immediately prior to and in conjunction with a change in control (as defined in the agreement) or within 12 months following the consummation of a change in control, or if Ms. Riel terminates her employment for good reason within 12 months following the consummation of a change in control, the Amended Employment Agreement provides that Ms. Riel would be entitled to a lump sum cash payment equal to 1.99 times the sum of (i) her annual salary at the highest rate in effect during the 12-month period immediately preceding her termination date, plus (ii) the greater of (a) average cash bonuses earned in the prior three calendar years, or (b) the cash incentive that would be paid or payable to Ms. Riel at the target level for the Bank's fiscal year in which her termination date occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined) assuming Ms. Riel and the Bank were to satisfy all applicable performance-related conditions, plus (iii) 36 times her full total monthly premium (i.e., her portion and the Bank's portion) of her health, dental and vision insurance premiums. The payment will be made 45 days following the later of Ms. Riel's date of termination of employment or the effective date of the change in control, subject to Ms. Riel executing and not revoking a general release of claims. The payment will be reduced by an amount necessary to avoid any excise tax or penalties under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), only if such reduction results in a greater after-tax benefit to Ms. Riel.
The Amended Employment Agreement contains non-competition and non-solicitation restrictions that apply during the term and for one year following Ms. Riel's termination of employment. The Amended Employment Agreement also contains standard confidentiality, cooperation, and non-disparagement provisions.
The Amended Non-Compete requires that for one year after termination of employment, Ms. Riel will not, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any financial services enterprise (including but not limited to a savings and loan association, bank, credit union or insurance company) engaged in the business of offering retail customer and commercial deposit accounts and/or loan products. The Amended Non-Compete provides that in the event the Bank terminates Ms. Riel's employment without cause or Ms. Riel terminates her employment with the Bank for good reason, the Bank will pay Ms. Riel the sum of (i) her salary at the rate in effect as of the termination date, plus (ii) the greater of (a) average cash bonuses earned in the prior three calendar years, or (b) the cash incentive that would be paid or payable to Ms. Riel at the target level for the Bank's fiscal year in which her termination date occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined) assuming Ms. Riel and the Bank were to satisfy all applicable performance-related conditions, payable in equal monthly installments for one year following the date on which the general release of claims is executed and delivered to the Bank subject to her continued compliance with the provisions of the Amended Non-Compete.

The foregoing description of the Amended Employment Agreement and the Amended Non-Compete with Ms. Riel is not complete and is qualified in its entirety to reference each of the agreements attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Agreements with Executive Chairman
On December 18, 2023, the Company, the Bank and Norman R. Pozez entered into an amended and restated chairman compensation agreement (the "Amended Chairman Agreement") and an amended and restated non-compete agreement (the "Amended Chairman Non-Compete"), which superseded and replaced his prior agreements.
Under the Amended Chairman Agreement, Mr. Pozez will continue to serve as the Executive Chairman of the Bank and the Company. The Amended Chairman Agreement has an initial term through December 31, 2024. Commencing on January 1, 2025, and on each January 1 thereafter (each, a "renewal date"), the term will automatically renew for an additional year, unless either the Company or Mr. Pozez gives written notice of non-renewal at least 30 days prior to the renewal date. Under the Amended Chairman Agreement, Mr. Pozez is entitled to an annual retainer of $1.32 million, which may be increased and not decreased, except in connection with an overall reduction applicable to and in the same proportion as all senior executives; provided, that such reduction shall not exceed 5% of Mr. Pozez's then-current annual retainer and may not occur more than once during the term. The Amended Chairman Agreement eliminates the automatic annual 5% increases to the annual retainer included in his prior agreement. Mr. Pozez will be eligible for equity grants in the discretion of the Compensation Committee.
Under the Amended Chairman Agreement, in the event that, within 12 months following a change in control (as defined in the agreement), (i) Mr. Pozez's service is terminated by the Bank or the Company without cause (as defined in the agreement) (ii) Mr. Pozez terminates his service for good reason (as defined in the agreement), then Mr. Pozez would be entitled to receive a lump sum cash payment equal to 1.99 times the sum of (i) Mr. Pozez's then-current annual retainer and (ii) $1,148,653, payable within 45 days of Mr. Pozez's termination. The payment is contingent on Mr. Pozez executing and not revoking a general release of claims. The payment will be reduced by an amount necessary to avoid any excise tax or penalties under Code Sections 280G and 4999 only if such reduction results in a greater after-tax benefit to Pozez.
The Amended Chairman Agreement contains non-competition and non-solicitation restrictions that apply during the term and for one year following Mr. Pozez's termination of service. The Amended Chairman Agreement also contains standard confidentiality, cooperation, and non-disparagement provisions.
Under the Amended Chairman Non-Compete, in the event that (i) Mr. Pozez's service is terminated by the Bank or the Company without cause (ii) Mr. Pozez terminates his service for good reason, or (iii) within 12 months following a change in control, Mr. Pozez's service is terminated without cause or for good reason, or Mr. Pozez is not elected or appointed Executive Chairman of the surviving institution, then the Company and Bank will pay Mr. Pozez a non-compete fee equal to the sum of the annual retainer, plus at $1,148,653, payable in 12 equal monthly installments. For clarity, Mr. Pozez will not be entitled the payment in the event that he is not reelected as a director by the Company's shareholders.
Under the Amended Chairman Non-Compete, Mr. Pozez agrees that for a period of one year following his termination of service as a director, he will not, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any financial services enterprise engaged in the business of offering retail customer and commercial deposit accounts and/or loan products.
The foregoing description of the Amended Chairman Agreement and the Amended Chairman Non-Compete with Mr. Pozez is not complete and is qualified in its entirety to reference each of the agreements attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated by reference herein.
Senior Executive Incentive Plan and Long-Term Incentive Plan
On December 18, 2023, the Compensation Committee (the "Committee") of Board of Directors of the Company approved the Company's Senior Executive Incentive Plan (the "2024 SEIP") for 2024 performance, and the Company's 2024-2026 Long-Term Incentive Plan (the "LTIP").
Senior Executive Incentive Plan
The 2024 SEIP is a short-term non-equity incentive compensation plan for senior officers pursuant to which participating officers may earn cash incentive awards (at multiples of the officers then current annual base salary) if certain pre-determined targets are met. Awards under the 2024 SEIP may also be paid in stock, through awards under the Company's stock plan, in the discretion of the Committee.

The 2024 SEIP is substantially similar to the Company's Senior Executive Incentive Plan for 2020, except that the 2024 SEIP provides that the actual award payouts will be calculated by interpolating scorecard results against the threshold, target, and maximum payout amounts. Further, the Company revised the threshold and maximum payout as follows:
a.Threshold payout will be 85% of target expectations with the exception of the efficiency ratio, which will be 105% of target expectations, and
b.Maximum payout will be 115% of target expectations with the exception of the efficiency ratio, which will be 95% of target expectations.
No award will be given for any performance objective below threshold. Further, the adjusted net income threshold level must be met for there to be any payment made under the scorecard result calculations. If the Company does not meet threshold for adjusted net income, any payout would be discretionary based upon Committee direction.
The Committee may also review other relevant performance factors including, but not limited, to credit quality, capitalization, liquidity and other risk factors and may modify or withhold calculated amounts to ensure incentives appropriately balance risk and reward.
The foregoing summary is qualified in its entirety by the full text of the 2024 SEIP, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K.
Long-Term Incentive Plan
The LTIP is an equity-based plan for senior officers designed to reward long-term performance over the plan period. Awards under the LTIP are paid through the Company's 2021 Equity Incentive Plan, or other current equity plan. For 2024, the proportion of performance-based awards to time-vested awards is 60% performance-based and 40% time-vested. If a participant ceases to be employed by the Company or the Bank due to death, disability or retirement, the participant's time-vested awards will immediately vest, and the performance-based awards will vest based on the greater of (i) actual performance measured on the most recent completed fiscal quarter, without proration or (ii) an assumed "at target" performance for the performance period, prorated for the period between date of grant and termination of employment.
Upon a change in control, (a) a participant's time-vested shares will fully vest, and (b) the performance-based awards will vest based on the greater of (i) actual performance measured on the most recent completed fiscal quarter, without proration or (ii) assumed "at target" performance for the performance period, prorated for the period between date of grant and the date that the change in control occurs.
The table below establishes the performance goals and payment ranges for the 2024-2026 performance period:

Measures	Weight	Threshold	Target	Stretch/Maximum
Return on Average Assets (KRX Index)	50%	Median	62.5% Percentile	75% Percentile
Total Shareholder Return (KRX Index)	50%	Median	62.5% Percentile	75% Percentile
Payout Range (% of Target)	100%	50%	100%	150%
The foregoing summary is qualified in its entirety by the full text of the LTIP, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, by and among the Bank, the Company, and Susan G. Riel, dated as of December 18, 2023
10.2	Amended and Restated Non-Compete Agreement, by and among the Bank, the Company, and Susan G. Riel, dated as of December 18, 2023
10.3	Amended and Restated Chairman Compensation Agreement, by and among the Bank, the Company, and Norman R. Pozez, dated as of December 18, 2023
10.4	Amended and Restated Non-Compete Agreement, by and among the Bank, the Company, and Norman R. Pozez, dated as of December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

Date: December 21, 2023	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial Officer